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                                                                     EXHIBIT 5.1

[LETTERHEAD OF REED SMITH]

February 28, 2001


VIA FACSIMILE AND FIRST CLASS MAIL
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Inspire Pharmaceuticals, Inc.
4222 Emperor Boulevard
Suite 470
Durham, N.C. 27703-8466

Ladies and Gentlemen:

     We serve as counsel to Inspire Pharmaceuticals, Inc., a Delaware corporation (the "Corporation") in connection with the filing by the Company of a registration statement on Form S-8 (the"Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to the offer and sale by the selling stockholders named in the Registration Statement of shares of the Company's common stock, $.001 par value, (the "Common Stock") and 2,586,764 shares (the "Option Shares") of the Common Stock, issuable upon the exercise of stock options issued or issuable under the Company's Amended and Restated 1995 Stock Plan, as amended (the "Plan").

     We have examined such corporate records and documents, other documents, and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, it is our opinion that the Option Shares, when issued, delivered and sold in accordance with the terms of the Plan and the stock options granted thereunder, will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Interests of Named Experts and Counsel" in the Registration Statement. By filing this consent we do not admit that we come within the categories of persons whose consent is required under the rules and regulations of the Securities and Exchange Commission.

                                             Respectfully submitted,

                                             /s/ REED SMITH LLP

                                             REED SMITH LLP
EPB









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